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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Aurora Biosciences Corporation for the registration of 81,507 shares of its common stock and to the incorporation by reference herein of our report dated February 10, 2000, with respect to the historical financial statements of Aurora Biosciences Corporation included in its Annual Report on Form 10-K/A for the year ended December 31, 1999 and of our report dated February 10, 2000 except for Note 11, as to which the date is October 4, 2000 with respect to the supplemental consolidated financial statements of Aurora Biosciences Corporation for the year ended December 31, 1999, included in its Current Report on Form 8-K/A filed with the Securities and Exchange Commission on December 14, 2000.



                                        /s/ ERNST & YOUNG LLP
                                        ---------------------
                                          ERNST & YOUNG LLP

San Diego, California
February 6, 2001